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                                  Exhibit 10.17









                               WORLD AIRWAYS, INC.

                              RESTRICTED STOCK PLAN

                          FOR ADMINISTRATIVE EMPLOYEES

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                               WORLD AIRWAYS, INC.
                              RESTRICTED STOCK PLAN
                          FOR ADMINISTRATIVE EMPLOYEES

                                Table of Contents

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                                                                            Page
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I.       Purpose of Plan ..............................................     1

II.      Definitions ..................................................     1

III.     Effective date and Duration ..................................     2

IV.      Administration ...............................................     2

V.       Eligibility ..................................................     3

VI.      Grant of Awards ..............................................     3

VII.     Amendment, Suspension or Termination of Plan .................     5

VIII.    Miscellaneous Provisions .....................................     6
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                               WORLD AIRWAYS, INC.
                              RESTRICTED STOCK PLAN
                          FOR ADMINISTRATIVE EMPLOYEES

                           Article I - Purpose of Plan

       1.1 Purpose of Plan. The purpose of this Plan is to keep personnel of experience and ability in the employ of World Airways, Inc. and to compensate them under the Employee Salary Exchange Program for their contributions to the growth and profits of World Airways, Inc. and thereby induce them to continue to make such contributions in the future.

                            Article II - Definitions

       2.1 Award shall mean an award of any Restricted Stock authorized by and granted under this Plan.

       2.2 Award Agreement shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

       2.3 Award Date shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

       2.4        Board shall mean the Board of Directors of the Company.

       2.5 Cause shall mean that the Participant is determined by the Board to have committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage or injury to the Company, or because the Participant has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to break any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship or has engaged in any conduct that constitutes unfair competition with the Company.

       2.6 Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

       2.7 Committee shall mean the committee charged with administration of the Plan, and shall consist of ____________________________
                  _________________.

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         2.8      Common Stock shall mean the common stock of the Company,
                  $0.001 par value per share, and such other securities or property as may become the subject of Awards.

         2.9      Company shall mean World Airways, Inc.

         2.10 Participant shall mean an employee who has been granted an Award under this Plan.

         2.11 Plan shall mean this World Airways, Inc. Restricted Stock Plan for Administrative Employees.

         2.12 Restricted Stock shall mean the Common Stock awarded to a Participant subject to payment of such consideration, if any, and such conditions on vesting and such transfer and other restrictions as are established in or pursuant to this Plan, for so long as such shares remain unvested under the terms of the applicable Award Agreement and Section 6.4.

         2.13 Retirement shall mean retirement from active service as an employee or officer of the Company on or after attaining age 65.

         2.14 Termination shall mean resignation or discharge from employment with the Company, except in the event of death, involuntary termination of employment by the Company without Cause, Retirement or Disability.

         2.15 Total Disability shall mean a "permanent and total disability" within the meaning of Section 22(e) (3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

                    Article III - Effective Date and Duration

         3.1 Effective Date. Except as provided to the contrary herein, this Plan shall be effective as of _______________, 1999.


         3.2 Termination. This Plan shall be terminated as of _________________ or otherwise as provided in Article VII, but shall continue in effect until all matters relating to the payment of Awards and the administration of the Plan have been settled.

                           Article IV - Administration


         4.1 Administration. This Plan shall be administered by the Committee. All questions of interpretation and application of this Plan, or of the terms and

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                  conditions pursuant to which Awards are granted or forfeited or pursuant to which amounts are paid under the provisions hereof, shall be subject to the determination of the Committee. Such determination shall be final and binding upon all parties affected thereby. A majority vote of the members of the Committee shall be required for all of its actions.

                             Article V - Eligibility

       5.1 Eligible Employees. Any employee of the Company classified as an administrative employee shall be eligible to receive an allocation of Restricted Stock pursuant to the Plan.

       5.2 Selection By The Committee. From the employees eligible to receive allocations pursuant to the Plan, the Committee may, from time to time, select those employees to whom it recommends that the Board make allocations. Such recommendations shall include a recommendation as to the number of shares of Restricted Stock that should be allocated to each such individual. In selecting those employees whom it wishes to recommend for allocations and in determining the number of shares of Restricted Stock it wishes to recommend, the Committee shall consider the Company's Employee Salary Exchange Program and such other factors as the Committee deems pertinent.

       5.3 Review by Board of Committee's Recommendations. As promptly as practicable after the Committee recommends making allocations pursuant to Section 5.2, the Board will review the Committee's recommendations and, in the Board's discretion, allocate to the eligible employees that the Board selects from those employees recommended by the Committee a number of shares of Restricted Stock not in excess of the number recommended for each employee by the Committee.

       5.4 Limit On Number of Allocable Shares. The total number of shares of Restricted Stock which may be allocated pursuant to this Plan will not exceed the amount available in the Restricted Stock reserve.

                          Article VI - Grant of Awards

       6.1 Shares Available for Awards. The Company will establish a Restricted Stock reserve to which will be credited __________ shares of Common Stock. Should the shares of the Common Stock, due to a stock split or stock dividend or combination of shares or any other change, or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or

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                  otherwise, be increased or decreased or changed into, or
                  exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Restricted Stock reserve shall be appropriately adjusted to reflect such action. If any such adjustment results in a fractional share, the fraction shall be disregarded.

       6.2 Grant of Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any eligible employee. Each Restricted Stock Award Agreement shall specify the number of shares to be issued, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration) to be paid, if any, by the Participant and the restrictions imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than January ____, 2001, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Company or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 6.4. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

       6.3 Restrictions. Except as provided in Section 6.2, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered either voluntarily or involuntarily, until such shares have vested.

       6.4 Vesting. The Restricted Stock awarded pursuant to Section 6.1 shall become vested only as follows:

                  (a) The Restricted Stock shall become vested on January ____, 2001.

                  (b) Except as otherwise provided, the Committee may in its discretion accelerate the time at which the Restricted Stock shall become vested.

                  (c) Notwithstanding the preceding, all Restricted Stock which is awarded to a Participant under Section 6.2 shall become vested upon a Participant's Retirement, Disability, death or involuntary termination by the Company without Cause.

       6.5 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Restricted Stock not actually delivered to

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                  and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

       6.6 Cash Payments. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

       6.7 Termination of Employment. In the event of a Participant's Termination occurring prior to the date on which any shares of Restricted Stock become vested under Section 6.4, any such unvested shares of Restricted Stock shall be immediately forfeited by the Participant.

       6.8 Return to the Company. Unless the Committee otherwise expressly provides, shares of Restricted Stock that are subject to restrictions at the time of a Participant's Termination or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement and in Section 6.4 shall not vest and shall be returned to the Company in such manner and on such terms as the Committee shall therein provide.

                       Article VII - Amendment, Suspension
                             or Termination of Plan

       7.1 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan. Any suspension will not affect the expiration of the Plan set forth in Section 3.2.

       7.2 Amendments to Awards. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards that the Committee in the prior exercise of its discretion has imposed, without the consent of the Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant his or her rights and benefits under an Award.

       7.3 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or

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                  obligations of the Company under any Award granted under this
                  Plan prior to the effective date of such change. Changes contemplated by Section 7.2 shall not be deemed to constitute changes or amendments for purposes of this Section 7.3.

                     Article VIII - Miscellaneous Provisions

       8.1 No Employment Right. Neither this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an employee of the Company.

       8.2 Tax Withholding. Upon the vesting of any Award, the Company shall have the right at its option to (i) require the Participant to pay or provide for payment of the amount of any federal, state, local or employment taxes which the Company may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash, including wages, the amount of any such taxes which the Company may be required to withhold with respect to such cash amount.


       8.3 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all, applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

       8.4 Governing Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and performed within such Commonwealth, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant Virginia law.

       8.5 Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

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     8.6          Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant Awards or authorize any other compensation, with or without reference to the Common Stock under any other plan or authority.

     EXECUTED this _____ day of __________________, 1999.



                                             WORLD AIRWAYS, INC.


                                        By:
                                        ________________________________________



                                        Title:
                                        ________________________________________

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